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                                                                      EXHIBIT 12

                  H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                              Fiscal Years Ended
                                 ----------------------------------------------------------------------------
                                 April 30, 2003   May 1, 2002    May 2, 2001    May 3, 2000    April 28, 1999
(in thousands)                     (52 weeks)      (52 weeks)     (52 weeks)     (53 weeks)    (52 weeks)(b)
--------------                   --------------   ------------   ------------   ------------   --------------
Fixed Charges:
  Interest expense(a)..........     $149,316        $145,966       $ 20,712       $  5,027        $  6,266
  Capitalized interest.........           --              --          1,917             --              --
  Interest component of rental
     expense...................        6,822           8,869         10,307          7,949           7,869
                                    --------        --------       --------       --------        --------
     Total fixed charges.......     $156,138        $154,835       $ 32,936       $ 12,976        $ 14,135
                                    --------        --------       --------       --------        --------
Earnings:
  Income from continuing
     operations before income
     taxes, minority interest
     and cumulative effect of
     accounting changes........     $258,290        $462,688       $444,155       $511,848        $688,519
  Add: Interest expense(a).....      149,316         145,966         20,712          5,027           6,266
  Add: Interest component of
     rental expense............        6,882           8,869         10,307          7,949           7,869
  Add: Amortization of
     capitalized interest......           --             128            715            715             715
                                    --------        --------       --------       --------        --------
     Earnings as adjusted......     $414,488        $617,651       $475,889       $525,539        $703,369
                                    --------        --------       --------       --------        --------
  Ratio of earnings to fixed
     charges...................         2.65            3.99          14.45          40.50           49.76
                                    ========        ========       ========       ========        ========

---------------
(a) Interest expense includes amortization of debt expense and any discount or premium relating to indebtedness.

(b) These amounts for 1999 have not been adjusted to reflect discontinued operations as it is impracticable to do so.

                      H. J. HEINZ COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                              Fiscal Years Ended
                                 ----------------------------------------------------------------------------
                                 April 30, 2003   May 1, 2002    May 2, 2001    May 3, 2000    April 28, 1999
(in thousands)                     (52 weeks)      (52 weeks)     (52 weeks)     (53 weeks)    (52 weeks)(b)
--------------                   --------------   ------------   ------------   ------------   --------------
Fixed Charges:
  Interest expense(a)..........    $  226,152      $  233,657     $  265,062     $  208,845      $  260,743
  Capitalized interest.........            --              48          8,239             --              --
  Interest component of rental
     expense...................        27,666          28,217         26,344         29,054          29,926
                                   ----------      ----------     ----------     ----------      ----------
     Total fixed charges.......    $  253,818      $  261,922     $  299,645     $  237,899      $  290,669
                                   ----------      ----------     ----------     ----------      ----------
Earnings:
  Income from continuing
     operations before income
     taxes and effect of change
     in accounting principle...    $  868,731      $1,050,520     $  754,426     $1,288,691      $  835,131
  Add: Interest expense(a).....       226,152         233,657        265,062        208,845         260,743
  Add: Interest component of
     rental expense............        27,666          28,217         26,344         29,054          29,926
  Add: Amortization of
     capitalized interest......         1,666           1,862          2,129          2,799           3,050
                                   ----------      ----------     ----------     ----------      ----------
     Earnings as adjusted......    $1,124,215      $1,314,256     $1,047,961     $1,529,389      $1,128,850
                                   ----------      ----------     ----------     ----------      ----------
  Ratio of earnings to fixed
     charges...................          4.43            5.02           3.50           6.43            3.88
                                   ==========      ==========     ==========     ==========      ==========

---------------
(a) Interest expense includes amortization of debt expense and any discount or premium relating to indebtedness.

(b) These amounts for 1999 have not been adjusted to reflect discontinued operations as it is impracticable to do so.